POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Bruce E. Thomas, John M.
Oakey, III and J. Christian Pemberton, my true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for me and in my name, place and stead, in any and all capacities, to sign any and all Forms 3, 4 or 5 in connection with my beneficial ownership of securities of Community
Bankers Trust Corporation (the "Company") that may be required of me pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to file the same and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute, may lawfully do or cause to be done by virtue hereof.

      I declare that any act or thing lawfully done hereunder by my said attorneys-in-fact and agents shall be binding on myself and my heirs, legal and personal representatives, and assigns, whether the same shall have been done before or after my death, or other revocation of this instrument, unless and until reliable notice thereof shall have been received by any party who, upon the faith of this instrument, accepts my said attorneys-in-fact and agents as authorized to represent me.

      This power of attorney and the authority of my attorneys-in-fact and agents hereunder shall not terminate on my disability but shall remain in full force and effect for so long as I am an officer or director of the Company and for such time thereafter as may be necessary to file any such reports.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of
June 2014.

         /s/ Patricia M. Vogel
      Patricia M. Vogel